UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005 (March 28, 2005)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-8833	62-1443555

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2005, HealthStream, Inc., a Tennessee corporation (the “Company”), entered into a Stock Purchase Agreement with Data Management & Research, Inc., a Tennessee corporation (“DMR”), and Mel B. Thompson (the “Seller”), the owner of 100% of the stock of DMR. On the same day and in accordance with the terms of the Stock Purchase Agreement, the Company acquired 100% of the stock of DMR from the Seller for $10.6 million resulting in DMR becoming a wholly-owned subsidiary of the Company (the “DMR Transaction”). The terms of the Stock Purchase Agreement are summarized below.

In the transaction, the Seller received cash and shares of common stock of the Company as provided in Item 2.01 below.

The Stock Purchase Agreement contains customary representations and warranties from the Company and the Seller, including representations and warranties about DMR’s business, assets, operations, and liabilities. The Stock Purchase Agreement also includes indemnifications by the Company and Seller for losses resulting from breaches or misrepresentations under the Stock Purchase Agreement.

In connection with the DMR Transaction, the Seller has entered into a consulting agreement with the Company and has agreed not to compete with the Company for a period of three (3) years. In addition, certain employees of DMR have entered into employment agreements with DMR.

The descriptions contained herein of the Stock Purchase Agreement entered into in connection with the DMR Transaction are qualified in their entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 2.1. In addition, on March 29, 2005, the Company issued a press release announcing the completion of the DMR Transaction, the text of which is set forth in Exhibit 99.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Stock Purchase Agreement discussed in Item 1.01 above, the Company acquired 100% of the stock of DMR in consideration for the following combination of cash and securities delivered to Seller or in escrow as follows:

•	$9.0 million of cash paid at closing to the Seller;

•	$100,000 payable in cash to be held in escrow for 120 days from March 28, 2005;

•	159,745 shares of the common stock of the Company, subject to a 12 month lock-up agreement, delivered at the closing to Seller; and

•	319,489 shares of the common stock of the Company to be held in escrow until the date that is 18 months after March 28, 2005.

The purchase price is subject to a post-closing adjustment based on the amount of DMR’s working capital as of the closing.

Item 2.02 Results of Operations and Financial Condition.

On March 29, 2005, the Company issued a press release announcing the acquisition of DMR and updating its fiscal year 2005 guidance, the text of which is set forth in Exhibit 99.1.

Item 3.02 Unregistered Sale of Equity Securities.

On March 28, 2005, as described in Item 2.01 above, as part of the consideration for the acquisition of the DMR business, the Company issued to Seller a total of 479,234 shares of the Company’s common stock, no par value per share, 319,489 shares of which are to be held in escrow until the date that is 18 months after March 28, 2005.

Pursuant to the Stock Purchase Agreement, the aggregate offering price of the common stock issued to Seller was $1.5 million, which amount includes the shares to be held in escrow as provided above.

The issuance of the common stock to Seller is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to provide the financial statements of DMR for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b) Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(c) Exhibits

2.1
Stock Purchase Agreement, dated as of March 28, 2005, by and among HealthStream, Inc., Mel B. Thompson and Data Management & Research, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated March 29, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 29, 2005	HEALTHSTREAM, INC.
	By:	/s/ Arthur E. Newman
Arthur E. Newman
Chief Financial Officer